Exhibit 32.1

Certification by Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “Report”) of Hashdex Nasdaq Crypto Index US ETF (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Bruno Ramos de Sousa, the Principal Executive Officer of Hashdex Asset Management, Ltd., Sponsor of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 19, 2025	By	/s/ Bruno Ramos de Sousa
	Name:	Bruno Ramos de Sousa
	Title:	Principal Executive Officer Hashdex Asset Management, Ltd., Sponsor of Hashdex Nasdaq Crypto Index US ETF